As filed with the Securities and Exchange Commission on June 24, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2554312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 E. Riverside Dr.

Eagle, ID 83616

(Address of Principal Executive Offices)

PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan

(Full Title of the Plan)

McCord Christensen

Chief Executive Officer

PetIQ, Inc.

230 E. Riverside Dr.

Eagle, ID 83616

(Name and Address of Agent for Service)

(208) 939-8900

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Michael J. Blankenship, Esq.

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

(713) 651-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 2,670,158 shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of PetIQ, Inc., a Delaware corporation (the “Registrant”), that may be awarded under the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2017 (Registration No. 333-219455) and on May 29, 2019 (Registration No. 333-231795), which are hereby incorporated by reference (collectively, the “Prior Registration Statements”). These shares of Common Stock consist of (i) 1,890,000 shares of Common Stock that have become reserved and available for issuance following stockholder approval of the amendment and restatement of the Plan, plus (ii) 780,158 shares of Common Stock that may be issued in accordance with the “recycling” provisions of the Plan, which provide that shares of Common Stock subject to certain forfeited, canceled, exercised, paid, terminated or expired equity awards may be re-issued under the Plan. Of the 780,158 shares of Common Stock, 530,158 shares of Common Stock were previously registered on the Prior Registration Statements and, together with the 250,000 shares of Common Stock (which are intended to be used for the recycling of shares related to future awards under the Plan), do not represent an increase to the total number of shares of Common Stock that may be issued pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the SEC, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022;

(c)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 6, 2022, May 2, 2022, May 9, 2022 (as amended by the Registrant’s Form 8-K/A filed with the SEC on May 19, 2022), May 11, 2022 and June 23, 2022; and

(d)	the description of the Registrant’s Common Stock, registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020), and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of PetIQ, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 23, 2022).

4.2	Amended and Restated By-Laws of PetIQ, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 23, 2022).

4.3	Specimen Stock Certificate evidencing the shares of Class A common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019).

4.4	PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eagle, Idaho, on this 24th day of June, 2022.

PETIQ, INC.

By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints McCord Christensen and Zvi Glasman and each of them as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ McCord Christensen McCord Christensen	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 24, 2022

/s/ Zvi Glasman Zvi Glasman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2022

/s/ Mark First Mark First	Director	June 24, 2022
/s/ Allan Hall Allan Hall	Director	June 24, 2022
/s/ Scott Huff Scott Huff	Director	June 24, 2022
/s/ Sheryl Oloughlin Sheryl Oloughlin	Director	June 24, 2022
/s/ Kim Lefko Kim Lefko	Director	June 24, 2022
/s/ Kenneth Walker Kenneth Walker	Director	June 24, 2022